UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Retirement of Chief Executive Officer and Director

As the culmination of a long-term succession plan undertaken by the Board of Directors, on August 21, 2017, Cardtronics plc (the “Company”), announced that Steven A. Rathgaber will retire from his roles as Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company effective December 31, 2017.

Appointment of Successor Chief Executive Officer and Director

On August 21, 2017, the Board appointed Edward H. West, currently the Company’s Chief Financial Officer and Chief Operations Officer, as the Company’s Chief Executive Officer and as a member of the Board, effective January 1, 2018.  Mr. West, age 51, joined the Company in January 2016 and has served as its Chief Financial Officer since February 2016 and as its Chief Operations Officer since July 2016.  Prior to joining the Company, he served as President and Chief Executive Officer of Education Management Corporation, joining that company initially as Chief Financial Officer in 2006.  Prior to 2006, Mr. West held various executive positions within Internet Capital Group, including serving as Chief Executive Officer of ICG Commerce, the largest subsidiary of the group from 2002-2006. Prior to his time at Internet Capital Group, Mr. West served as Chief Financial Officer for Delta Air Lines. Mr. West began his career as a banker at SunTrust.  He received a BBA in Finance from Emory University.

In connection with his appointment as Chief Executive Officer, Mr. West will be entitled to receive the following compensation commencing January 1, 2018:

•                  a base salary of $750,000;

•                  target annual cash bonus equal to 100% of his base salary;

•                  target annual long-term equity incentive award equal to $3,500,000; and

•                  a one time award of (i) time-based restricted stock units with an aggregate value of $3,000,000, which vests 50% in December 2019 and 50% in December 2020 and (ii) performance restricted stock units with a performance period of 3 years and an aggregate value of $2,500,000.

The foregoing will be reflected in an amended and restated employment agreement (the “Employment Agreement”) between Mr. West and the Company, which will provide for a three-year term commencing January 1, 2018 and may be renewed on an annual basis at the mutual agreement of Mr. West and the Company.  The Employment Agreement will otherwise be substantially similar to Mr. West’s former employment agreement dated December 17, 2015 with Cardtronics USA, Inc. and Cardtronics, Inc., as previously disclosed.

There are no arrangements or understandings between Mr. West and any other person pursuant to which he was selected as a director or officer of the Company. Mr. West does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. West has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Rathgaber’s retirement and Mr. West’s appointment is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated August 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics plc
Date: August 21, 2017

	By:	/s/ E. Brad Conrad
Name: E. Brad Conrad
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 21, 2017